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                             EMPLOYMENT AGREEMENT

                  AGREEMENT, dated as of July ___, 1998, between NEW AMERICA INTERNATIONAL, INC., a Maryland corporation with offices at 572 U.S. Route 130, Hightstown, New Jersey 08520 (the "Company"), and GERALD C. FINN, an individual residing at 141 Corson Avenue, Trenton, New Jersey 08619 (the "Executive").


                                  RECITALS:

                  WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company.


                                  AGREEMENT:

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Duties. (a) During the term of the Executive's employment hereunder, the Executive shall serve and the Company shall employ the Executive as Co-Chairman of the Board of Directors (the "Board") and Chief Executive Officer to perform such services for the Company consistent with those of a Co-Chairman of the Board and Chief Executive Officer as may be assigned to the Executive by the Board. The Executive hereby accepts such employment and agrees to perform such services.

                  Without limiting the generality of the foregoing language, Executive's duties and responsibilities shall include, without limitation, directing the day-to-day operations of the Company in accordance with its business plan; establishing and implementing appropriate financial control systems and procedures for the Company and coordinating the preparation of an annual audit to be performed by an accounting firm acceptable to the Board; directing the marketing efforts of the Company, including the preparation of marketing materials and participation in presentations to prospective clients, including foreign and domestic institutions and individuals; ensuring that the Company is in compliance with all federal, state and local laws, rules and regulations to which it is subject, including supervising the preparation of all applicable tax returns by an accounting firm acceptable to the Board; directing the activities of the Company's personnel, with complete discretion over resource allocation, hiring and termination of officers and employees, subject to consultation with the President of the Company and/or the Board with respect to the hiring of senior executives and compensation levels, provided same are in compliance with the Company's business plan (including staffing requirements) and the annual budget of the Company as approved by the Board; coordinating the preparation of the Company's annual budgets and quarterly financial statements, including

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comparisons to the budgets; and such other executive and administrative duties for the Company as may be determined by the Board, provided such duties will be consistent with Executive's position and will not conflict with Executive's primary responsibility for the operation of the Company's business affairs.

                           (b) The Executive shall devote all of his time,
attention and energies during business hours to the performance of his duties hereunder. The Executive shall not participate or engage in any business activity or venture other than with or for the Company, except as provided for in Section 8(d) herein. Notwithstanding the foregoing, Executive shall be permitted to serve as a member of the Board of Trustees of Kranzco Realty Trust ("Kranzco").

                           (c) The Executive shall cooperate with the
Company, including taking such medical examinations as the Company shall deem reasonably necessary, if the Company shall desire to obtain medical, disability "key man" or other life insurance with respect to the Executive.

                           (d) The Executive shall undertake such
reasonable business travel as may be necessary to perform said duties (for which the Executive shall be reimbursed pursuant to Section 4 below for costs and expenses incurred in connection therewith).

                   2. Employment Term. This Agreement shall commence on _______, 1998 and shall continue in effect through _______, 2001 (the "Term"), except as otherwise set forth herein. The Term shall be automatically extended for successive one-year periods ("Renewal Term(s)") unless either the Executive or the Company gives the other party prior notice not to extend the Term of this Agreement. Such notice shall be in writing and shall be provided to the other party between thirty (30) and sixty (60) days prior to the end of the Term or any Renewal Term(s).

                   3. Compensation. For all services rendered by the Executive pursuant to this Agreement:

                           (a) The Company shall pay to the Executive,
for so long as the Executive is employed under this Agreement, a base salary (the "Base Compensation") at the annual rate of $175,000 for the period from _________, 1998 through ______, 1999. For the remainder of the Term, and any Renewal Term(s), Executive's Base Compensation shall be as determined by the Compensation Committee of the Board of Directors of the Company in its sole and reasonable discretion.

                           All such Base Compensation shall be paid bi-weekly
or at such other regular intervals, not less frequently than monthly, as the Company may establish from time to time for executive officers of the Company.

                           (b) In addition to the compensation set forth
in subsection 3(a) hereof, Executive may receive incentive compensation, if any, as determined in the sole discretion of the Compensation Committee of the Board of Directors of the Company.

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                           (c) In addition to the compensation set forth
in subsection 3(a) hereof and, if any, in subsection 3(b) hereof, Executive shall be eligible to participate in any incentive plans generally offered to senior executives of the Company, including (i) the Company's 1998 Incentive Plan; (ii) the Company's 1998 Employee Bonus Compensation Plan; and (iii) the Company's 1998 Stock Option Plan.

                   4. Expenses. The Company shall reimburse the Executive for all reasonable out-of-pocket expenses actually and necessarily incurred by him in the conduct of the business of the Company upon presentment by the Executive of reasonable substantiation thereof to the Company.

                   5. Benefits. The Executive shall be entitled to such paid vacation time each year and such other medical benefits as are afforded from time to time to senior executives of the Company. The Company shall also provide Executive with any life, accident, medical, dental, disability, or other insurance and benefits as are provided to the Company's other senior executives on substantially similar terms.

                   6.  Earlier Termination.

                           (a) If the Executive shall die during the
term of this Agreement, this Agreement shall be deemed to have been terminated as of the date of the Executive's death, and the Company shall pay to the legal representative of the Executive's estate all Base Compensation due hereunder prorated through the last day of the month during which the Executive shall have died.

                           (b) If the Executive shall fail, because of
illness or incapacity, to render the services contemplated by this Agreement for six consecutive months or for shorter periods aggregating nine months during the term of this Agreement, the Company may determine (as set forth in subsection
(d) below) that the Executive has become disabled. If within thirty (30) days after the date on which written notice of such determination is given to the Executive, the Executive shall not have returned to the continuing full-time performance of his duties hereunder, this Agreement and the employment of the Executive hereunder shall be deemed terminated and the Company shall pay to the Executive all Base Compensation due hereunder prorated through the last day of the month during which such termination shall occur.

                           (c) The Company, by written notice to the
Executive specifying the reason therefor, may terminate this Agreement for Cause as determined pursuant to subsection (d) below. As used herein, "Cause" shall be defined as actions or inactions by the Executive which constitute gross negligence, gross misconduct, willful misconduct, dishonest conduct, malfeasance, misfeasance or nonfeasance, criminal conduct, fraud, a material breach of any duties, responsibilities or obligations hereunder, or habitual abuse of drugs or alcohol or conviction by a court, arbitration panel or other tribunal of competent jurisdiction, found liable for or confessed to any act of larceny, embezzlement, conversion or any act involving the misappropriation of funds in the course of his employment hereunder. In the event that the


                                     -3-

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Executive is terminated for Cause, the Executive shall be paid the Executive's full Base Compensation through the date of termination at the rate in effect at the time notice of termination is given to the Executive and the Company shall thereafter have no further obligations to the Executive under this Agreement.

                           (d) A determination of disability or Cause
shall be made in the reasonable and sole discretion of the Compensation Committee of the Board of Directors of the Company.

                           (e) If the Executive shall be terminated
without Cause, such Executive shall be reimbursed for all reasonable expenses incurred by him in the conduct of the Company's business as set forth in Section 4 hereof up to the date the notice of termination is given by the Company and an amount equal to any unpaid portion of his then annual Base Compensation prorated through the date the notice of termination is given plus the lesser of (i) two times his then annual Base Compensation or (ii) the amount of his then annual Base Compensation for the remaining portion of the stated term of this Agreement (or any later termination date if this Agreement is extended pursuant to Section 2 hereof). However, Executive shall not be entitled to any such payment pursuant to this subsection (e) of Section 6 if he has received a payment upon a "change in control" as described in Section 7 below.

                  7. Severance Benefits Upon A Change Of Control.

                  In the event that the Executive is an employee of the Company at the moment immediately prior to a Change in Control of the Company (as defined below), the Executive shall be entitled to receive all benefits described in this Section 7 and the provisions of this Section 7 shall survive such termination.

                           7.1 "Change In Control" Defined. For purposes
of this Agreement, a "Change in Control of the Company" shall be deemed to occur if:

                                  (i) there shall have occurred a change
in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof, whether or not the Company is then subject to such reporting requirement, provided, however, that there shall not be deemed to be a Change in Control of the Company if: (a) immediately prior to the occurrence of what would otherwise be a Change in Control of the Company, the Executive is the other party to the transaction (a "Control of the Company Event") that would otherwise result in a Change in Control of the Company; (b) immediately prior to the occurrence of what would otherwise be a Change in Control of the Company, the Executive is an executive officer, trustee, director or more than 5% equity holder of the other party to the Control of the Company Event or of any entity, directly or indirectly, controlling such other party; or (c) the occurrence of what would otherwise be a Change in Control of the Company or a Control of the Company Event, is any of the transactions contemplated by the Exchange Agreement, dated _________, 1998, by and among Kranzco,


                                     -4-

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New America Network, Inc. ("NAI Delaware"), Executive, Jeffrey M. Finn and
Jeffrey M. Finn, as Trustee of the Grantor Retained Annuity Trust of Gerald C. Finn u/a dtd. May 12, 1998 including, without limitation, the acquisition by Kranzco of 80% of the outstanding shares of common stock of NAI Delaware, the merger of NAI Delaware into the Company, and the subsequent distribution by Kranzco of 70.2% of the outstanding shares of common stock of the Company.

                                    (ii) the Company merges or consolidates
with, or sells all or substantially all of its assets to, another company (each, a "Transaction"), provided, however, that a Transaction shall not be deemed to result in a Change in Control of the Company if (a) immediately prior thereto the circumstances in (i)(a), (i)(b) or (i)(c) above exist, or (b) (1) the shareholders of the Company, immediately before such Transaction own, directly or indirectly, immediately following such Transaction in excess of fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Transaction (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Transaction and (2) the individuals who were members of the Company's Board of Directors immediately prior to the execution of the agreement providing for such Transaction constitute at least a majority of the members of the board of directors or the board of trustees, as the case may be, of the Surviving Corporation, or of a corporation or other entity beneficially directly or indirectly owning a majority of the outstanding voting securities of the Surviving Corporation; or

                                    (iii) the Company acquires assets of another
company or a subsidiary of the Company merges or consolidates with another company (each, an "Other Transaction") and (a) the shareholders of the Company, immediately before such Other Transaction own, directly or indirectly, immediately following such Other Transaction, 50% or less of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Other Transaction (the "Other Surviving Corporation") or (b) the individuals who were members of the Company's Board of Directors immediately prior to the execution of the agreement providing for such Other Transaction constitute less than a majority of the members of the board of directors or the board of trustees, as the case may be, of the Other Surviving Corporation, or of a corporation or other entity beneficially directly or indirectly owning a majority of the outstanding voting securities of the Other Surviving Corporation, provided, however, that an Other Transaction shall not be deemed to result in a Change in Control of the Company if immediately prior thereto the circumstances in (i)(a), (i)(b) or (i)(c) above exist.

                           7.2 Compensation Upon A Change In Control. If
the Executive is an employee of the Company at the moment immediately prior to a Change in Control of the Company, the Executive shall be entitled to receive the compensation set forth below.

                                    (a) The Company shall pay to the
Executive, not later than the third business day following the date of any Change in Control of the Company, a lump sum severance payment (the "Severance Payment") equal to two (2) times the Base Amount (as


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defined below). For purposes of this Section 7.2(a), the Base Amount shall mean the Executive's then Annual Compensation (as defined below) during the calendar year period preceding the calendar year in which the Change in Control of the Company occurs. For purposes of determining Annual Compensation in the preceding sentence, there shall be included (i) all Base Compensation and bonuses paid or payable to the Executive by the Company with respect to the preceding calendar year, (ii) all grants of restricted shares of common stock, par value $.01 per share, of the Company (the "Shares"), if any, with respect to such preceding calendar year, which Shares shall be valued based on their date of grant Fair Market Value (as defined in Section 10.2 of the Company's 1998 Incentive Plan or any other plan or agreement pursuant to which they are issued), and (iii) the fair market value of any other property or rights given or awarded to the Executive by the Company with respect to such preceding calendar year.

                                    (b) Any Shares now or hereafter issued
to the Executive pursuant to any restricted Share grant shall vest immediately prior to the date of a Change in Control of the Company and no longer be subject to repurchase or any other forfeiture restrictions.

                                    (c) The Company shall maintain in full
force and effect for the Executive's continued benefit for 18 months following a Change in Control of the Company, all life, accident, medical and dental insurance benefit plans and programs or arrangements in which the Executive was entitled to participate immediately prior to the date of a Change in Control of the Company; provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans and programs. At the end of the period of coverage, the Executive shall have the option to have assigned to him at no cost to the Executive and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Company and relating specifically to the Executive.

                                    (d)     (i) The Executive shall be
entitled to receive additional compensation in the form of cash equal to, on the date of a Change in Control of the Company and with respect to each Option to purchase Shares held by the Executive whether or not such Option has vested or is exercisable on such date (an "Option"), the number of Shares underlying the Option, multiplied by the amount, if any, that the exercise price of the Option or the Closing Share Value (as defined below), whichever is less, exceeds the Initial Share Value (as defined below).

                                            (ii)  With respect to each Option,
in the event that the Closing Share Value is greater than the exercise price of such Option, then the Executive can (1) retain the Option, or (2) forfeit the Option and receive, in exchange therefor, a cash payment equal to the number of Shares underlying the Option multiplied by the amount that the Closing Share Value exceeds the exercise price of the Option.


                                     -6-

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                                            (iii) For purposes of this
subsection (d), the "Initial Share Value" of an Option shall mean the average of the Closing Prices of the Shares for the period commencing on the 180th day prior to the date of the Change in Control of the Company and ending on the 150th day prior to the date of the Change in Control of the Company, and the "Closing Share Value" shall mean the Closing Price of the Shares on the date of the Change in Control of the Company. For purposes of this subsection (d), the "Closing Price" of a Share on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the highest bid and lowest ask prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer used, the principal other automated quotation system that may then be in use or, if the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making the market in the Shares as such person is selected from time to time by the Board of Directors of the Company or, if there are no professional market makers making a market in the Shares, then the value as determined in good faith judgement of the Board of Directors of the Company.

                                    (e) The Executive shall not be
required to mitigate the amount of any payment provided for in this Section 7.2 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 7.2 be reduced by any compensation earned by him as the result of employment by another employer or by retirement benefits after the date of termination, or otherwise, except as specifically provided in this Section 7.2.

                           7.3. Scale-Back. To the extent any benefits to
be granted to the Executive hereunder constitute a "parachute payment" (within the meaning of Section 280G(b)(2) of the Code), and the Executive would otherwise be liable for an excise tax pursuant to Code Section 4999, there shall be a reduction in the benefits payable or available to the Executive hereunder such that the total parachute payments will be less than three (3) times the Executive's "base amount" (within the meaning of Section 280G(b)(3) of the Code) with the result that the excise tax under Code Section 4999 will not be payable; provided, however, that such reduction shall occur only if the Executive shall realize a greater after tax economic benefit by making such reduction than if no reduction was made.

                           7.4. Expenses. The Company shall pay or
reimburse the Executive, as the case may be, for all legal fees and related expenses (including the costs of experts, evidence and counsel) paid by the Executive as a result of (i) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement, or (ii) any action taken by the Company against the Executive in enforcing the Company's rights hereunder; provided, however, that the Company shall reimburse the legal fees and related expenses described in this subsection 7.4

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only if and when a final judgement has been rendered in favor of the Executive and all appeals related to any such action have been exhausted.

                  8. Protection of Confidential Information;
Non-Competition.

                           (a) The Executive acknowledges that (i) the
Company will suffer substantial damage which will be difficult to compute if the Executive violates any of the provisions of this Section 8, and (ii) the provisions of this Agreement are reasonable and necessary for the protection of the business of the Company.

                           (b) The Executive agrees that he will not at
any time, either during the term of this Agreement or thereafter, divulge to any person, firm or corporation any material information obtained or learned by him during the course of his employment with the Company with regard to the operational, financial, business or other affairs of the Company, or its respective officers or director, except: (i) in the course of performing his duties hereunder; (ii) with the Board's express written consent; (iii) to the extent that any such information is in the public domain other than as a result of the Executive's breach of any of his obligations hereunder; or (iv) where required to be disclosed by court order, subpoena or other government process. In the event that the Executive shall be required to make disclosure pursuant to the provisions of clause (iv) of the preceding sentence, Executive promptly, but in no event more than forty-eight (48) hours after learning of such court order, subpoena, or other government process, shall notify the Company, by personal delivery or by facsimile, confirmed by mail, and, at the Company's expense, Executive shall: (x) take all steps reasonably requested by the Company at the Company's expense, to defend against the enforcement of such subpoena, court order or other government process and (y) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

                           (c) Upon termination of his employment with
the Company, or any time the Company may so request, the Executive will promptly deliver to the Company all memoranda, notes, records, reports, manuals, drawings, blueprints, software and other documents (and all copies thereof) relating to the business of the Company and all property associated therewith, which he may then possess or have under his control.

                           (d) During the term of this Agreement and for
a period of two (2) years thereafter, the Executive shall not, and he agrees not to, without the prior written permission of the Board of Directors of the Company, directly or indirectly, in the United States, its territories or possessions, or in any country where the Company currently has operations: (i) enter into the employ of or render any services to any person, firm or corporation engaged in any business competitive to the Company; (ii) engage, for his own account, in any business competitive to the Company; (iii) become associated with or interested, as an individual, partner, shareholder, owner, creditor, director, officer, principal, agent, employee, director, consultant, advisor or in any other relationship or capacity, in any business competitive to the Company; (iv) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by the Company or any of its affiliates while the Executive was

                                     -8-

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employed by the Company; (v) solicit, interfere with, or endeavor to entice away from the Company or any of its affiliates any of their respective customers or sources of supply; or (vi) solicit, induce or entice, or cause any other Person to solicit, induce or entice to leave the employ of the Company any Person who was retained by the Company to perform any services therefor. However, nothing in this Agreement shall preclude the Executive from investing his personal assets in the securities of any corporation or other business entity which is engaged in a competitive business if (x) such securities are traded on a national securities exchange or in the over-the-counter market, or (y) such investments are solely passive in nature such that the Executive does not, through such investment, have any right to participate in, manage or conduct the affairs of such corporation or entity, and (z) if each such investment amounts to the lesser of (1) five percent (5%) or less of the beneficial ownership, at any one time, of such securities or equity of such corporation or entity, and
(2) one million dollars ($1,000,000). Notwithstanding any language herein to the contrary, the restrictions set forth in this Section 8(d)(i), (ii), (iii) and
(iv) shall: (a) in the event that the Executive's employment with the Company is terminated by the Company without "Cause" pursuant to Section 6(e) above upon a "Change in Control" of the Company (as defined in Section 7.1 above), remain in effect for a period of one year after the date the Executive is so terminated;
(b) in the event that the Executive's employment with the Company is terminated by the Company without "Cause" pursuant to Section 6(e) above and a "Change in Control" has not occurred, only remain in effect for a period beginning on the date the Executive is so terminated and ending on the earlier to occur of (i) six months after the date the Executive is so terminated; or (ii) the date the Term of this Agreement or any Renewal Term expires; or (c) in the event the Company gives the Executive notice pursuant to Section 2 above that the Company does not intend to extend the Term of this Agreement, only remain in effect until the Term of this Agreement or any Renewal Term expires.

                           (e) If the Executive commits a breach of any
of the provisions of subsection (b), (c) or (d) above, the Company shall have the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by the Executive that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. The Company shall also have the right and remedy to require Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively "Benefits") derived or received by Executive as the result of any transactions constituting a breach of any of the provisions of subsection 8(b), (c) or (d) hereof, and Executive hereby agrees to account for and pay over such Benefits to the Company. Each of the rights and remedies enumerated in this subsection (e) shall be independent of the other, and shall be severally enforceable, and such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

                           (f) If any provision of subsection (b), (c)
or (d) is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall have the power to modify such scope, duration, or area, or all of them, and

                                 -9-

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such provision or provisions shall then be applicable in such modified form to the maximum extent permitted by law. If it shall be judicially determined that the Executive shall have violated any covenant contained in Section 8 hereof, the duration of such covenant so violated shall be automatically extended for a period of two (2) years from the date on which the Executive permanently ceases such violation.

                  9. Governing Law; Arbitration. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey, without regard to New Jersey's conflicts of law principles. Any dispute or controversy arising under this Agreement, or out of the interpretation hereof, or based upon the breach hereof, shall be resolved by arbitration held at the offices of the American Arbitration Association in the City of Trenton in accordance with the rules and regulations of such association prevailing at the time of the demand for arbitration by either party hereto, and the decision of the arbitrator or arbitrators shall be final and binding upon both parties hereto, provided, however, that the arbitrator or arbitrators shall only have the power and authority to interpret, and not to modify or amend, the terms and provisions hereof. Judgment upon an award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Notwithstanding anything contained in this Section 9, either party shall have the right to seek preliminary injunctive relief in any court in the State of New Jersey in aid of, and pending the final decision in, the arbitration proceeding.

                  10. Entire Agreement. This Agreement sets forth the entire agreement of the parties and is intended to supersede all prior employment negotiations, understandings and agree ments. No provision of this Agreement may be waived or changed, except by a writing signed by the party to be charged with such waiver or change.

                  11. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                  12. Notices. All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when delivered personally to the party to receive the same, when given by telex, telegram or mailgram, or when mailed first class postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to receive the same at his or its address above set forth, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section 12. All notices shall be deemed to have been given as of the date of personal delivery, transmittal or mailing thereof.

                  13. Severability. If any provision in this Agreement is determined to be invalid, it shall not affect the validity or enforceability of any of the other remaining provisions hereof.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.


                                            NEW AMERICA INTERNATIONAL, INC.,



                                            By:
                                                 ---------------------------
                                                 Name: Jeffrey M. Finn
                                                 Title: President



                                                 ----------------------------
                                                 GERALD C. FINN


                                 -11-